EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS








The Board of Directors
Coastal Financial Corporation:

We consent to incorporation by reference in the registration statements (No. 333-49741, 333-01274 and 333-54794) on Form S-8 of Coastal Financial Corporation of our report dated October 28, 2002, relating to the consolidated statements of financial condition of Coastal Financial Corporation and subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2002, which report is incorporated by reference in the September 30, 2002 Annual Report on Form 10-K of Coastal Financial Corporation.


          Greenville, South Carolina

                                                      /s/KPMG LLP
                                                      --------------------------
                                                      KPMG LLP

December 24, 2002